Quepasa President Fernando Ascencio Promoted to CEO
Thursday March 3, 12:11 pm ET

PHOENIX, March 3 /PRNewswire-FirstCall/ -- Quepasa Corporation (OTC Bulletin Board: QPSA - News) announced on Thursday that Fernando Ascencio, formerly promoted to the position of President in February of 2004, has been named President and CEO of the Company, effective immediately.

"We wish to thank Jeffrey Peterson for his many contributions to Quepasa during his years as Chief Executive, particularly his stewardship of the Company through difficult market conditions," said President and CEO Fernando Ascencio. "After pulling Quepasa back from the brink of corporate death during the dotcom crash, he successfully re-invigorated our business with a new focus on our core market. Thanks to Mr. Peterson's tenacity and leadership during these difficult years, the Company was able to achieve measurable progress at a time when most of its peers were closing their doors. For some time, Mr. Peterson has wanted to return his focus directly to his technology interests and away from day to day corporate affairs," Ascencio said.

"I knew from the first time I met Fernando that he could someday become CEO of Quepasa," said Jeffrey Peterson, Quepasa's founder and Chairman. "During past years, we've worked together to bring increased value to Quepasa shareholders. With Fernando now leading the day to day operations, our growth strategy will be implemented in an increasingly disciplined environment. It's been rewarding for me to work with Fernando and watch him grow into such a crucial role. His passion for execution, coupled with his vision and strategic expertise, is just what Quepasa needs to tighten up internal processes as we move forward."

As President and CEO, Ascencio will manage the overall performance of the company, including leading the company to achieve its long-term goals, enhance and continue to build an effective executive team, and establish and maintain business relationships with key industry partners.

"In order to continue executing the company's strategy, I have several straightforward objectives, and they will be my top priorities as CEO," said Ascencio. "We will improve the company's infrastructure, leverage our core skills and assets to produce new sources of revenue and profits, and attract, retain and develop talented employees who can contribute to our long-term growth, ultimately improving the overall customer experience at Quepasa. As our executive team executes these priorities over the next several years, we will always strive to deliver the greatest possible value to both our customers and shareholders."

As Chairman, Jeffrey Peterson will continue to help guide the company on long-term strategic opportunities, represent the company with key industry, civic and Hispanic constituents, and provide leadership to the board of directors.

"This is an excellent time to transition the CEO job and daily management of corporate affairs to Fernando," said Peterson. "It has never been my objective to occupy the CEO post for an indefinite period. I've been honored to be CEO when the company needed me the most, and we're fortunate to have a mature successor who is ready and capable of implementing our strategy with a long-term vision and discipline for execution. As our new executive team takes shape, we are confident that our strategic plan has been correctly structured to leverage the strengths of both Fernando and myself."

Ascencio, formerly with television broadcaster Univision Communications, began with Quepasa in 1999. Promoted to President in February, 2004, Quepasa announced plans last October to continue expanding his responsibilities. Ascencio has been instrumental in leading and managing several facets of the Company's business, including business development and more recently, Quepasa's direct sales force.

About Quepasa Corporation

Serving the Latino population since 1998, Quepasa's paid search results are now featured on leading Hispanic online destinations throughout the U.S. and certain sites in Latin America.

Quepasa.com, Quepasa, and the Quepasa.com logo are registered trademarks of Quepasa.com Inc. and/or its affiliates in the United States and certain other countries.

The statements in this document that refer to future plans and expectations for the fourth quarter, the year and the future in general are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Quepasa's actual results, and variances from Quepasa's current expectations regarding such factors could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Readers are referred to the documents filed by Quepasa with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements.

For further information please contact: Charles Mathews of Quepasa Corporation, +1-602-716-0100 ext. 258.